                                                                     Exhibit 4.1

                               FOURTH AMENDMENT
                               ----------------
                              TO CREDIT AGREEMENT
                              -------------------


          THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (the "Fourth Amendment"),
                                                          ----------------
dated as of September 28, 2001, by and among GLOBAL IMAGING SYSTEMS, INC., a corporation organized under the laws of Delaware (the "Company"), the Material
                                                       -------
Subsidiaries of the Company listed on the signature pages hereto (together with the Company, the "Borrowers"), the Lenders party to the Credit Agreement
                  ---------
referred to below (the "Lenders"), FIRST UNION NATIONAL BANK, as Administrative
                        -------
Agent for the Lenders (the "Administrative Agent"), KEY CORPORATE CAPITAL, INC.,
                            --------------------
as Syndication Agent for the Lenders (the "Syndication Agent"), and THE BANK OF
                                           -----------------
NOVA SCOTIA, as Documentation Agent for the Lenders (the "Documentation Agent").
                                                          -------------------

                             Statement of Purpose
                             --------------------

          The Lenders agreed to extend certain credit facilities to the Borrowers pursuant to the Amended and Restated Credit Agreement dated as of June 23, 1999 by and among the Borrowers, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").
                                                           ----------------

          The parties now desire to amend or modify certain provisions of the Credit Agreement in certain respects on the terms and conditions set forth below.

          NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1.  Capitalized Terms.  All capitalized undefined terms used in this
              -----------------
Fourth Amendment shall have the meanings assigned thereto in the Credit
Agreement.

          2.  Amendments to the Credit Agreement. The Credit Agreement is hereby
              ----------------------------------
modified as follows:

          (a) Amendments to Existing Definitions.  The definitions of the
              ----------------------------------
following quoted terms which are set forth in Section 1.1 of the Credit Agreement are hereby amended in their entirety as follows:

              "Eligible Assignee" means, with respect to any assignment of the
               -----------------
          rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $250,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, (f) any Affiliate of the assigning Lender, (g) any Approved Fund, or (h) any other Person that has been approved in writing as an Eligible Assignee by the Borrowers (other than upon the occurrence and during the continuance of any Default or Event of Default) and the Administrative Agent."

          "Fixed Charges" means, with respect to the Company and its
           -------------
     Subsidiaries for any period, the sum of the following for such period calculated on a Consolidated basis in accordance with GAAP: (a) cash income and franchise taxes, (b) Interest Expense, (c) scheduled principal payments with respect to any Debt (including, without limitation, the principal portion of payments attributable to Capital Leases), (d) Capital Expenditures (excluding (i) Capital Expenditures constituting part of a Permitted Acquisition and (ii) Rental Pool Capital Expenditures), (e) Rental Expense and (f) cash earnout payments made in connection with any Permitted Acquisition during the applicable period solely to the extent that all cash earnout payments made since October 1, 2000 exceed $8,000,000 in the aggregate (provided that the Administrative Agent and the Lenders
                       --------
     hereby acknowledge that such amount shall include only (i) such cash earnout payments made in excess of $8,000,000 in the aggregate since October 1, 2000 and (ii) such cash earnout payments made during the applicable period).

     (b)  Additional Defined Terms.  Section 1.1 of the Credit Agreement is
          ------------------------
amended by the addition of the following defined term (in alphabetical order):

          "Approved Fund" means any Person (other than a natural Person),
           -------------
     including, without limitation, any special purpose entity, that is (or will
     be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business; provided, that with respect to any assignment of any
                   --------
     Revolving Credit Commitment, such Approved Fund must be administered by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "Participant" shall have the meaning assigned thereto in Section
           -----------
     14.10.

          "Purchasing Lender" shall have the meaning assigned thereto in Section
           -----------------
     14.10.

     (c)  Addition to Section 8.1.  The following subsection (d) of Section 8.1
          -----------------------
of the Credit Agreement is hereby set forth as an addition to the Credit
Agreement:

          (d) Quarterly Earnout Summary.  As soon as practicable and in any
              -------------------------
     event within forty-five (45) days after the end of each fiscal quarter, a summary prepared by the Company in accordance with GAAP setting forth (i) all cash earnout payments made by the Company and its Subsidiaries as of such fiscal quarter end since October 1, 2000, (ii) all cash earnout payments and all stock earnout payments to be made by the Company and its Subsidiaries during the next four (4) fiscal quarter period (such payments to be set forth on a quarterly basis) and (iii) all contingent cash earnout payments and all contingent stock earnout payments which the Company and its Subsidiaries may be required to make after such fiscal quarter end.

     (d)   Amendment to Section 10.3.  The table set forth in Section 10.3 of
           -------------------------
the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                     Period                  Ratio
                     ------                  -----

           Closing Date through and
           including March 31, 2000       1.30 to 1.00

           April 1, 2000 through and
           including March 31, 2001       1.35 to 1.00

           April 1, 2001 through and
           including March 31, 2003       1.40 to 1.00

           April 1, 2003 and thereafter   1.50 to 1.00

     (e)   Amendment to Section 11.7. Section 11.7(e) of the Credit Agreement,
           -------------------------
as amended by the Third Amendment to Credit Agreement dated as of May 10, 2001, is hereby deleted in its entirety and the following is substituted in lieu thereof:

           "(e) In addition to the redemption permitted by clause (d) of this
     Section 11.7 created pursuant to the Second Amendment to this Agreement (and which redemption basket has been fully utilized), the Company may redeem certain additional shares of its capital stock and place such shares in treasury for reissuance as partial consideration for future permitted acquisitions; provided that (i) no Default exists immediately prior to any
                   --------
     such redemption or would be created thereby, (ii) the aggregate purchase price of the capital stock redeemed by the Company pursuant to this paragraph (including all fees and expenses related thereto) shall not exceed $4,000,000 and (iii) any redemption otherwise permitted by this clause (e) must by completed by December 31, 2001 (provided that such date shall be extended to December 31, 2002 if the Company successfully completes a follow-on equity offering pursuant to which the Company receives gross cash proceeds of at least $25,000,000) and shall not in any event result in the Leverage Ratio exceeding (i) 3.75 to 1.00 prior to and including September 30, 2002 and (ii) 3.50 to 1.00 thereafter (calculated on a pro forma basis to include the contemplated redemption as of the last fiscal quarter for which quarterly financial reports have been received pursuant to Section 8.1(a))."

     (f)   Amendment to Section 14.10.  Section 14.10 of the Credit Agreement
           --------------------------
is hereby deleted in its entirety and the following is substituted in lieu thereof:

           SECTION 14.10    Successors and Assigns; Participations.
                            --------------------------------------

           (a)     Benefit of Agreement.  This Agreement shall be blinding upon
                   --------------------
     and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that no Borrower shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b)  Assignment by Lenders.  Each Lender may, in the ordinary
               ---------------------
     course of its business and in accordance with Applicable Law, sell or assign to (1) any Lender, any Affiliate of a Lender or, in the case of the Term B Loans, any Approved Fund and (2) with the consent of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrowers, which consents shall not be unreasonably withheld, assign to one or more other Eligible Assignees (any of the foregoing assignees or purchasers, a "Purchasing Lender") all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by
     it); provided that:
          --------

               (i) if less than all of the assigning Lender's Revolving Credit Commitment, Term A Loan Commitment, Term B Loan Commitment or Aggregator L/C Commitment, as applicable, is to be assigned, (A) the Revolving Credit Commitment and/or the Term A Loan Commitment and/or the Term A Loans so assigned shall not be less than $5,000,000, (B) the Term B Loan Commitment and/or the Term B Loans so assigned shall not be less than $1,000,000 (or any lesser amount otherwise agreed to by the Administrative Agent and the Borrowers) and (C) the Aggregator L/C Commitment so assigned shall not be less than $1,000,000; provided
                                                                        --------
          that no minimum assignment amount shall be applicable with respect to any assignment made to an existing Lender, to an Affiliate thereof, or (with respect to any Term B Loan) to an Approved Fund;

               (ii) the Purchasing Lender shall have delivered to the Administrative Agent all United States Internal Revenue Service Forms required pursuant to Section 5.11(e) and all of the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance substantially in the form of Exhibit G attached hereto (an
                                                  ---------
          "Assignment and Acceptance"), together with (to the extent requested by any Purchasing Lender) any Note or Notes subject to such assignment;

               (iii) no assignment of a Revolving Credit Commitment (including, without limitation, any participation in L/C Obligations or Swingline Loans), an Aggregator L/C Commitment or a Term A Loan Commitment shall be made without the prior written consent of the Administrative Agent, the Swingline Lender, the Issuing Lender and (so long as no Default or Event of Default has occurred and is continuing) the Borrowers (which consents shall not be unreasonably withheld);

               (iv) where consent of the Borrowers to an assignment to a Purchasing Lender is required hereunder (including consent to an assignment to an Approved Fund), the Borrowers shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrowers prior to such fifth (5/th/) Business Day;

               (v) such assignment shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

               (vi) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable
                                     --------
          upon any assignment by a Lender to an Affiliate thereof.

     Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof (unless otherwise agreed to by the Administrative Agent), (A) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

          (c)  Rights and Duties Upon Assignment. By executing and delivering an
               ---------------------------------
     Assignment and Acceptance, the assigning Lender thereunder and the Purchasing Lender thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

          (d)  Register.  The Administrative Agent shall maintain a copy of each
               --------
     Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e)  Issuance of New Notes.  Upon its receipt of an Assignment and
               ---------------------
     Acceptance executed by an assigning Lender and a Purchasing Lender together with any Note or Notes (if applicable) subject to such assignment and (if applicable) the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:
                                  ---------

               (i)   accept such Assignment and Acceptance;

               (ii)  record the information contained therein in the Register;

               (iii) give prompt notice thereof to the Lenders and the Borrowers; and

               (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrowers.

     Within five (5) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Purchasing Lender (to the extent requested thereby) in amounts equal to the Revolving Credit Commitment, the Term A Loan Commitment or the Term B Loan Commitment, as applicable, assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender (to the extent requested thereby) in an amount equal to the Revolving Credit Commitment, the Term A Loan Commitment or the Term B Loan Commitment, as applicable, retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrowers. Notwithstanding anything in this Agreement to the contrary, any Lender which has not been issued a Note or Notes hereunder may at any time deliver a written request for a Note or Notes to the Administrative Agent and the Borrower. Within five (5) Business Days after receipt of notice (unless otherwise agreed to by such Lender), the Borrowers shall execute and deliver to the Administrative Agent, a Note or Notes (as applicable) to the order of such Lender in amounts equal to the Revolving Credit Commitment, the Term A Loan Commitment or the Term B Loan Commitment, as applicable, of such Lender. Upon receipt thereby, the Administrative Agent shall promptly deliver such Note or Notes to such Lender.

          (f) Participations.  Each Lender may, without notice to or the consent
              --------------
     of the Borrowers or the Administrative Agent, in the ordinary course of its commercial banking business and in accordance with Applicable Law, sell participations to one or more banks or other entities (any such bank or other entity, a "Participant") in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided
                                                                    --------
     that:

              (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment and/or its Term A Loan Commitment and/or its Term B Loan Commitment and/or its Aggregator L/C Commitment) shall remain unchanged;

              (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

              (iii) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

              (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

              (v) such Lender shall not permit such Participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan, any Reimbursement Obligation or any Aggregator Reimbursement Obligation, extend the term or increase the amount of the Revolving Credit Commitment, the Term A Loan Commitment, the Term B Loan Commitment or the Aggregator L/C Commitment of such Lender, reduce the amount of any fees to which such Participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

              (vii) any such disposition shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

          The Borrowers agree that each Participant shall be entitled to the benefits of Section 5.7, Section 5.8, Section 5.9, Section 5.10, Section
     5.11 and Section 14.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this
     Section 14.10; provided that a Participant shall not be entitled to receive
                    --------
     any greater payment under Section 5.7, Section 5.8, Section 5.9, Section 5.10, and Section 5.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent and such Participant shall have delivered to the Administrative Agent all United States Internal Revenue Service Forms required pursuant to Section 5.11(e).

          (g) Disclosure of Information; Confidentiality.  The Administrative
              ------------------------------------------
     Agent and the Lenders shall hold all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; provided,
                                                                       --------
     that the Administrative Agent may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, such
                  -----------
     information to consist of deal terms and other information customarily found in such publications and provided further, that the Administrative
                                    -------- -------
     Agent or any Lender may disclose any such information to the extent such disclosure is (i) required by law or requested or required pursuant to any legal process, (ii) requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority (including, without limitation, the National Association of Insurance Commissioners) or (iii) used in any suit, action or proceeding for the purpose of defending itself, reducing its liability or protecting any of its claims, rights, remedies or interests under or in connection with the Loan Documents (or any Hedging Agreement with a Lender or the Administrative Agent). Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 14.10, disclose to the Purchasing Lender, the proposed Purchasing Lender, the Participant, the proposed Participant or any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, that prior to any such disclosure, each
                              --------
     such Purchasing Lender, proposed Purchasing Lender, Participant, proposed Participant, contractual counterparty or professional advisor shall agree to be bound by the provisions of this Section 14.10(g).

          (h) Certain Pledges or Assignments. Any Lender may at any time pledge
              ------------------------------
     or assign a security interest in all or any portion of its rights under this Agreement or any other Loan Document to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a
                           --------
     security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     3.   Effectiveness.  This Fourth Amendment shall become effective on the
          -------------
date that each of the following conditions has been satisfied:

          (a) Executed Fourth Amendment. The Administrative Agent shall have
              -------------------------
     received a fully executed original of this Fourth Amendment duly executed by the Administrative Agent, the Required Lenders and the Borrowers.

          (b) Compliance Certificate.  The Administrative Agent shall have
              ----------------------
     received a certificate containing calculations evidencing that the Borrower's Fixed Charge Coverage Ratio as of the effective date of this Amendment equals or exceeds 1.40 to 1.00.

          (c) Fees and Expenses.  The Administrative Agent shall have been
              -----------------
     reimbursed for all fees and out of pocket charges and other expenses incurred in connection with this Fourth Amendment, including, without limitation, the fees and expenses referred to in Section 6 of this Fourth Amendment, the Credit Agreement and the transactions contemplated thereby.

          (d) Other Documents.  The Administrative Agent shall have received any
              ---------------
     other documents or instruments reasonably requested by the Administrative Agent in connection with the execution of this Fourth Amendment.

     4.   Effect of Amendment.  Except as expressly amended hereby, the Credit
          -------------------
Agreement and Loan Documents shall be and remain in full force and effect. The amendments granted herein are specific and limited and shall not constitute a modification, acceptance or waiver of any other provision of or default under the Credit Agreement, the Loan Documents or any other document or instrument entered into in connection therewith or a future modification, acceptance or waiver of the provisions set forth therein.

     5.   Representations and Warranties/No Default.
          -----------------------------------------

     (a) By its execution hereof, the Borrowers hereby certify that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein and that no Default or Event of Default has occurred and is continuing as of the date hereof.

     (b) By its execution hereof, the Borrowers hereby represent and warrant that each Borrower and each Subsidiary thereof has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Fourth Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms.

     (c) This Fourth Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Borrower and each

Subsidiary thereof party thereto, and each such document constitutes the legal, valid and binding obligation of each Borrower or each Subsidiary thereof party thereto, enforceable in accordance with its terms.

     6.   Fees and Expenses.
          -----------------

     (a) The Borrowers shall pay all reasonable out-of-pocket fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Fourth Amendment, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent.

     (b) The Borrowers shall pay to the Administrative Agent, for the account of each Lender which executes this Fourth Amendment and delivers a duly executed signature page thereto to counsel to the Administrative Agent by 5:00 p.m. (E.S.T.) on October 25, 2001, an amendment fee equal to 10.0 bps on the Commitment of each such Lender.

     7.   Governing Law.  This Fourth Amendment shall be governed by and
          -------------
construed in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law provisions thereof.

     8.   Counterparts.  This Fourth Amendment may be executed in separate
          ------------
counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

     9.   Fax Transmission.  A facsimile, telecopy or other reproduction of this
          ----------------
Fourth Amendment may be executed by one or more parties hereto, and an executed copy of this Fourth Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Fourth Amendment as well as any facsimile, telecopy or other reproduction hereof.

                          [Signature Pages To Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date and year first above written.

                                    BORROWERS:

[CORPORATE SEAL]                    GLOBAL IMAGING SYSTEMS, INC., as
                                    Borrower

                                    By:______________________________________
                                    Name:  Raymond Schilling
                                    Title: CFO, Senior Vice President, Treasurer
                                           and Secretary of such Borrower


                                    GLOBAL OPERATIONS TEXAS, L.P. (f/k/a
                                     Felco Office Systems), as Borrower

[CORPORATE SEAL]                    By:    Global Imaging Systems, Inc.
                                    Its:   General Partner

                                           By:_______________________________
                                           Name:  Raymond Schilling
                                           Title: CFO, Senior Vice President,
                                                  Treasurer and Secretary of
                                                  such Borrower


                 [Signatures Continued on the Following Page]

                                  BORROWERS:

[CORPORATE SEALS]             GLOBAL IMAGING OPERATIONS, INC.,
                              GLOBAL IMAGING FINANCE COMPANY,
                              AMERICAN PHOTOCOPY EQUIPMENT
                               COMPANY OF PITTSBURGH (d/b/a
                               AMCOM Office Systems),
                              BERNEY, INC.,
                              BUSINESS EQUIPMENT UNLIMITED,
                              CAMERON OFFICE PRODUCTS, INC.,
                              CONNECTICUT BUSINESS SYSTEMS, INC.,
                              CONWAY OFFICE PRODUCTS, INC.,
                              COPY SERVICE AND SUPPLY, INC.,
                              DUPLICATING SPECIALTIES, INC.
                               (d/b/a Copytronix),
                              EASTERN COPY PRODUCTS, INC.,
                              ELECTRONIC SYSTEMS, INC.,
                              ELECTRONIC SYSTEMS OF RICHMOND, INC.,
                              QUALITY BUSINESS SYSTEMS, INC.,
                              SOUTHERN BUSINESS COMMUNICATIONS, INC.,
                              CARR BUSINESS SYSTEMS, INC. (f/k/a Carr
                               Business Machines of Great Neck, Inc.),
                              CAPITOL OFFICE SOLUTIONS, INC.,
                              DISTINCTIVE BUSINESS PRODUCTS,  INC.,
                              LEWAN & ASSOCIATES, INC. (f/k/a Lewan
                               Acquisition, Inc.),
                              PROVIEW, INC.,
                              CENTRE BUSINESS PRODUCTS, INC.,
                              DANIEL COMMUNICATIONS, INC.,
                              OFFICE TECH INCORPORATED,
                              COLUMN OFFICE EQUIPMENT, INC.,
                              PACIFIC OFFICE SOLUTIONS, INC.,
                              AVPRESENTATIONS, INC.,
                              BRINCKMANN & ASSOCIATES, INC.,
                              ECOM-DIVISION, INC.,
                              N&L ENTERPRISES, INC.,
                              OFFICE SOLUTIONS, INC.,
                              NORTHEAST COPIER SYSTEMS, INC.,
                              ARIZONA OFFICE EQUIPMENT & SUPPLY, INC.,
                              ATLANTIC BUSINESS SYSTEMS, INC.,
                              ADVANCED BUSINESS AUTOMATION, INC.,
                              KOSI OFFICE SYSTEMS, INC.,  as Borrowers

                              By:_____________________________________
                              Name:  Raymond Schilling
                              Title: Vice President of each such Borrower


                 [Signatures Continued On The Following Page]

                                      AGENTS AND LENDERS:

                                      FIRST UNION NATIONAL BANK, as
                                      Administrative Agent and as Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


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                                      KEY CORPORATE CAPITAL INC., as
                                      Syndication Agent and as Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


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                                      THE BANK OF NOVA SCOTIA,
                                      as Documentation Agent and as Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


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                                      SUNTRUST BANK, TAMPA BAY, as Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


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                                      LASALLE BANK NATIONAL ASSOCIATION,
                                      as Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


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                                      COMERICA BANK, as Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


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                                      RAYMOND JAMES BANK, FSB, as Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


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                                      BANK LEUMI LE-ISRAEL B.M., MIAMI AGENCY,
                                      as Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


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                                      FLEET SECURITIES, INC., as Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


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                                      NATIONAL BANK OF CANADA, as Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


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                                      BANK AUSTRIA CREDITANSTALT CORPORATE
                                      FINANCE, INC., as Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


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                                      MORGAN STANLEY DEAN WITTER PRIME INCOME
                                      TRUST, as Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


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                                      TORONTO DOMINION (NEW YORK), INC.,
                                      as Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


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                                      SANKATY ADVISORS, INC., as Collateral
                                      Manager for GREAT POINT CLO 1999-1 LTD., as Term Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


                                      SANKATY HIGH YIELD PARTNERS II, L.P.

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


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                                      HELLER FINANCIAL, INC., as Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


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                                      ANTARES CAPITAL CORPORATION, as Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


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                                      CHASE MANHATTAN BANK, as Trustee of the
                                      Antares Funding Trust created under Trust
                                      Agreement dated as of November 30, 1999, as Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________



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                                      HARBOUR TOWN FUNDING TRUST, as Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________



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                                      SANKATY HIGH YIELD PARTNERS II, L.P., as
                                      Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________



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                                      SANKATY HIGH YIELD PARTNERS III, L.P., as
                                      Lender

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________